UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934

April 10, 2003
Date of Report (Date of earliest event reported)

VIAD CORP

(Exact name of registrant as specified in its charter)

DELAWARE	001-11015	36-1169950
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

1850 N. CENTRAL AVE., PHOENIX, ARIZONA		85077
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (602) 207-4000

Item 7. FINANCIAL STATEMENTS AND EXHIBITS
Item 9. REGULATION FD DISCLOSURE (Provided under Item 12)
SIGNATURES
EX-99.1

Item 7. FINANCIAL STATEMENTS AND EXHIBITS

     (a)  Not applicable.

     (b)  Not applicable.

     (c)  Exhibits

     99.1 – Press release dated April 10, 2003, issued by Viad Corp.

Item 9. REGULATION FD DISCLOSURE (Provided under Item 12)

On April 10, 2003, Viad Corp (the “Company”) issued a press release announcing a change in the guidance range of its first quarter net income per share. A copy of the Company’s press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VIAD CORP (Registrant)

April 10, 2003	By /s/ G. Michael Latta

G. Michael Latta Vice President — Controller (Chief Accounting Officer and Authorized Officer)